UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
William I Jacobs Appointed as Chairman of the Board

As previously reported, on October 1, 2013, Paul R. Garcia, Chairman of the Board of Directors (the “Board”) of Global Payments Inc. (the “Company”), provided notice of his decision to retire from the Company, effective May 31, 2014. There were no disagreements between Mr. Garcia and the Company in connection with his retirement.

On May 21, 2014, the Board appointed William I Jacobs, the Board’s Lead Director, to serve as Chairman of the Board, effective June 1, 2014. Mr. Jacobs has served on the Board since 2001 and was named Lead Director in 2003. He is currently a member of the Compensation Committee and the Risk Oversight, Governance and Nominating Committee. Mr. Jacobs previously served as Senior Executive Vice President for MasterCard International and Executive Vice President for MasterCard Global Resources. Before joining MasterCard, he co-founded Financial Security Assurance Inc., a bond insurance company, where he served as Chief Operating Officer. Mr. Jacobs also currently serves on the Boards of Directors of LifeNexus, Inc., a private healthcare company, and The BondFactor Company, a private municipal financial guaranty company. Upon the appointment of Mr. Jacobs as an independent Chairman of the Board, the Board will no longer maintain a separate position of Lead Director.

Mr. Jacobs will participate in the Company’s non-employee director compensation plan, which was amended and restated on April 1, 2014 solely to contemplate an independent chairperson of the Board in lieu of an independent Lead Director (the “Amended and Restated Non-Employee Director Compensation Plan”). Pursuant to the Amended and Restated Non-Employee Director Compensation Plan, Mr. Jacobs will receive (i) an annual cash retainer of $175,000 and (ii) an annual stock retainer of $175,000 of fully-vested shares of the Company’s common stock on the day following each of the Company’s annual shareholder meetings. A copy of the Amended and Restated Non-Employee Director Compensation Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

John G. Bruno Appointed as a Director

On May 21, 2014, the Board appointed John G. Bruno, effective June 1, 2014, to fill the vacancy on the Board created by Mr. Garcia’s retirement and serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualifies. The Board has determined that Mr. Bruno meets the requirements for an independent director as provided in the rules of the New York Stock Exchange. The Board also appointed Mr. Bruno to serve on the Technology Committee.

Mr. Bruno, age 49, has served as Executive Vice President, Industry and Field Operations and Corporate Development of NCR Corporation (“NCR”), a technology company listed on the New York Stock Exchange, since November 2013. Mr. Bruno has served as Executive Vice President and Chief Technology Officer of NCR from November 2011 to November 2013 and as Executive Vice President, Industry Solutions Group of NCR, from 2008 to October 2011. Mr. Bruno leads all of NCR’s lines of business, including financial services, retail, hospitality, travel, telecommunication and technology, interactive printer solutions and small business. Prior to joining NCR, Mr. Bruno served as a Managing Director at The Goldman Sachs Group, Inc. from 2007 to 2008.

Pursuant to the Amended and Restated Non-Employee Director Compensation Plan, Mr. Bruno will receive (i) an annual cash retainer of $85,000 and (ii) an annual stock retainer of $140,000 of fully-vested shares of the Company’s common stock on the day following each of the Company’s annual shareholder meetings; provided, however, that Mr. Bruno’s initial stock retainer will be granted on June 2, 2014 and will be prorated based on the number of full months of service between the grant date and the date of the Company’s 2014 annual shareholder meeting.

The appointment of Mr. Bruno to the Board was not made pursuant to any arrangement or understanding between him and any other person.
Item 7.01. Regulation FD Disclosure.
On May 28, 2014, the Company issued a press release announcing the appointments of Mr. Jacobs as Chairman of the Board and Mr. Bruno as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2014 Non-Employee Director Compensation Plan.
99.1	Press Release issued on May 28, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: May 28, 2014	By: /s/ David E. Mangum
David E. Mangum
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2014 Non-Employee Director Compensation Plan.
99.1	Press Release issued on May 28, 2014.